UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2022 (June 30, 2022)

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
(Address of principal executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2022, Civista Bancshares, Inc. (“Civista”) consummated the merger of (i) Comunibanc Corp. (“Comunibanc”) with and into Civista and (ii) Henry County Bank, an Ohio banking corporation and wholly-owned subsidiary of Comunibanc, with and into Civista Bank, an Ohio chartered commercial bank and wholly-owned subsidiary of Civista (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of January 10, 2022, by and between Civista and Comunibanc (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, each share of Comunibanc common stock was converted into the right to receive $30.13 in cash and 1.1888 Civista common shares. Cash will be paid in lieu of fractional shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Civista’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2022.

Item 8.01	Other Events

On July 1, 2022, Civista issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Closing Press Release, dated July 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.

Date: July 1, 2022	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller